Exhibit 99.1
NEWS RELEASE

The Manitowoc Company Provides Preliminary Third-Quarter Results

Schedules Third-quarter 2016 Earnings Announcement and Conference Call

MANITOWOC, Wis. - October 19, 2016 - The Manitowoc Company, Inc. (NYSE: MTW) announced today preliminary results for its third quarter ended September 30, 2016.

As of the date of this release, the company has not completed its financial statement reporting process for the quarter. During the course of that process, the company may identify items that would require it to make adjustments, which may be material, to the preliminary financial information presented below. As a result, the preliminary unaudited financial information included in this release is subject to risks and uncertainties.

Preliminary Unaudited Financial Information for Third-Quarter 2016

For the third-quarter 2016, net sales are expected to be approximately $350 million versus $438 million in the third-quarter 2015.

On a GAAP basis, for the third-quarter 2016, the company expects to report a loss from continuing operations of approximately ($138) million as compared to a loss from continuing operations of ($30) million in the third-quarter 2015.

GAAP operating loss for the third-quarter 2016 is expected to be approximately ($134) million, compared to ($8) million in the third-quarter 2015, and includes $77 million of impairment charges related to certain software assets (primarily ERP software) and restructuring and impairment costs related to the relocation of crawler and tower crane manufacturing operations.

Non-GAAP adjusted operating loss(1) for the third-quarter 2016 is expected to be approximately ($31) million compared to ($8) million in the same period last year. Although the 2016 non-GAAP adjusted operating loss excludes certain items, it includes approximately $30 million of adjustments as outlined in the below schedule of non-GAAP items.

“Orders and backlog for the company declined double digits during the third quarter, and these trends have continued into the fourth quarter. Subsequently, we’ve significantly reduced our production build schedules for Mobile products to reflect these lower incoming order rates. In addition, we are accelerating the relocation of the Manitowoc crawler production to Shady Grove, taking additional headcount reductions, reducing other non-employee costs, and temporarily shutting-down certain mobile production lines during the fourth quarter. While this will negatively affect gross profits for the balance of the year, we believe it will put us in a better position to manage cash flow in the current environment,” said Barry Pennypacker, President & CEO.

Pennypacker continued, “In spite of on-going challenges in the crane market, the company has made excellent progress on its cost initiatives while it continues to invest in new products and product improvement initiatives. Although the current business environment remains difficult, we are confident in our long-term strategy, targeting double-digit operating margins by 2020.”

Investor Conference Call
On Tuesday, November 1st, 2016, the company will release its third-quarter 2016 financial results, after the close of market. The company will discuss its third-quarter earnings results and updated full-year outlook during a live conference call for security analysts and institutional investors at 10:00 a.m. ET (9:00 a.m. CT) Wednesday, November 2nd, 2016. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of Manitowoc’s website at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a leading global manufacturer of cranes and lift solutions with manufacturing, distribution, and service facilities in 20 countries. Manitowoc is recognized as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading aftermarket product support services. In 2015, Manitowoc’s revenues totaled $1.9 billion, with over half of these revenues generated outside the United States.

(1)
Non-GAAP adjusted operating loss is a financial measure that is not in accordance with GAAP. For a reconciliation to the comparable GAAP number please see “Schedule of Non-GAAP Items” at the end of this press release. Manitowoc believes the non-GAAP financial measure of adjusted operating loss provides important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items from operating income provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in preforming analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	potential delays or failures to implement specific initiatives within the restructuring program;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to plant closings, new plant start-ups, and/or consolidations of existing facilities and operations, and its ability to achieve the expected benefits from such actions;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across Manitowoc’s business segment and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•	efficiencies and capacity utilization of facilities;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated changes in the capital and financial markets;

•	risks related to actions of activist shareholders;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
For more information:
David Antoniuk
SVP & Chief Financial Officer
920-652-1769

Non-GAAP Financial Measure

In this release, the company refers to adjusted operating loss. We believe that this measure is helpful to investors in assessing the company's ongoing performance of its underlying businesses before the impact of adjustments, including asset impairment and restructuring charges. In addition, this non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include adjustments.

Below is a reconciliation of preliminary operating loss on a GAAP basis to adjusted operating loss (in millions; all 2016 data is preliminary and subject to change):

Schedule of Non-GAAP Items

	Three Months Ended
	September 30,
	2016	2015
Net income (loss)	$(140.0)	$4.8
Loss (income) from discontinued operations	1.8	(34.4)
Loss from continuing operations	$(138.2)	$(29.6)

Operating loss	$(133.5)	$(8.2)
Adjustments:
Asset impairment	$96.9	$—
Restructuring	3.9	(0.4)
Amortization	0.7	0.8
Other	0.5	0.1
Non-GAAP adjusted operating loss	$(31.5)	$(7.7)

Adjustments included in Non-GAAP adjusted operating loss:
Inventory reserves	$9.4
Losses from decline in used crane values	13.5
Product improvement initiatives	3.4
Plant variances	3.6
Total	$29.9